Exhibit 21.1



                           SUBSIDIARIES OF THE COMPANY


SUBSIDIARY                                         JURISDICTION OF ORGANIZATION
Anteon Corporation...............................                    Virginia
Information Spectrum, Inc........................                  New Jersey